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                                                                   Exhibit 10.20
                    ACKNOWLEDGMENT AND CONSENT TO ASSIGNMENT

      This Acknowledgment and Consent to Assignment ("Acknowledgment and Consent") is made and delivered by Crossroads Developers Associates, LLC, Successor to J.D. Construction Corporation, Debtor in Possession (the "Lessor"), to and for the benefit of Novadigm, Inc., a Delaware corporation ("Assignee"), to be effective as of the _____________, 2000.

1. Recitals. This Acknowledgment and Consent is made with reference to the following facts and objectives:

      a. Lessor, as Landlord, and Malcolm Pirnie, Inc., a New York corporation ("Assignor"), as tenant, entered that certain Lease (the "Lease") dated June 13, 1991, for certain premises located at One International Boulevard, Fifth Floor, Mahwah, New Jersey (the "Premises").

      b. Assignor desires to assign the Lease to Assignee, and Assignee desires to obtain an assignment of the Lease on mutually acceptable terms and conditions as of the "Effective Date" defined in that certain Assignment of Lease (the "Assignment") dated ______________, 2000, a copy of which is attached hereto as Exhibit A.

      c. Assignee intends to use the Premises for office purposes (the "Assignee's Intended Purpose").

      d. Section 13 of the Lease states that Tenant may not assign this Lease "without the prior written consent of Landlord in each instance". Accordingly, Assignor and Assignee have mutually requested Lessor's consent to the Assignment.

2.    Consents by Lessor. As of the Effective Date, Lessor hereby consents to:

      a. The assignment of Assignor's interest in the Lease to Assignee on the terms and conditions contained in the Assignment. Lessor confirms that the consent made in the foregoing sentence fully satisfies all terms and conditions of the Lease requiring the consent of the Lessor to an assignment of the Lease.

      b.    The use of the Premises for Assignee's Intended Purpose.

      c. The installation of signage on the Premises as allowed by local municipal ordinance.

3. Assignment and Subletting. Assignee, without Lessor's prior written consent and without complying with any of the restrictions of Section 13 of the Lease, may sublet the Premises or assign the Lease to: (a) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Assignee; (b) a successor corporation related to Assignee by merger, consolidation, non-bankruptcy reorganization or government action; or (c) a purchaser of substantially all of Assignee's assets located at the Premises. No change of ownership or control of

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Novadigm, Inc. shall have any effect upon the Lease or the Tenant's rights, options or privileges thereunder.

4. Acknowledgements. Lessor acknowledges and confirms to Assignee and agrees that:

     a. The lease agreement attached hereto as Exhibit B is a true, correct and complete copy of he Lease, and, except as attached hereto, said Lease has not been amended, modified or supplemented in any way. Lessor is currently the sole lessor under the Lease and Lessor has not assigned or otherwise transferred (voluntarily or by operation of law) any interest in the Lease. The consent of no other person, judicial officer or other entity is required to make the Assignment enforceable.

     b. All references in the Lease to the "Tenant" shall mean and refer only to Assignee and not Assignor with respect to any facts or circumstances first accruing on or after the Effective Date, in particular, but without limitation, the payment and performance of all obligations, and the giving of all notices, by Lessor to and for the benefit of the Tenant shall be to and for the Benefit of Assignee and not Assignor. From and after the Effective Date, Assignee shall solely be entitled to exercise all rights, powers, privileges, options and elections and to make and give all approvals, consents, determinations, selections and decisions of the "Tenant" under and with respect to the Lease. In the event that Assignor rejects or otherwise terminates, or attempts to reject or otherwise terminate, the Lease pursuant to the United States Bankruptcy Code or any other law or proceeding involving the rights of creditors, as between the undersigned and Assignee, the Lease and this Assignment shall not be terminated or otherwise affected thereby but shall continue in full force and effect as a direct agreement between Lessor and Assignee.

     c. Notwithstanding this Assignment, Assignee assumes no liability or obligation of the Tenant arising from or relating to the Lease and/or the Premises which accrued prior to the Effective Date. Notwithstanding anything to the contrary in this Acknowledgment and Consent, Lessor shall have the right to look solely to Assignor or other third parties for the payment and performance of all liabilities and obligations of the Tenant arising from or relating to the Lease and/or the Premises accruing prior to the Effective Date.

     d. The Lease is in full force and effect, Lessor has not given Assignor any notice of a breach or default which has not been fully cured to Lessor's satisfaction, and Lessor has received no notice of any event of default by Lessor under the Lease. Lessor knows of no fact(s) or circumstance(s) which constitute, or, with the passing of time, the giving of notice or both, would constitute a breach or default under the Lease. There is no guarantor of the Lease.

     e. A security deposit in the amount of $55,000.00 is currently held by the Lessor under the Lease. Within fifteen (15) days of the Effective Date, Lessor agrees to return the security deposit to Assignor.


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f.   The "Initial Term" of the Lease will end on August 31, 2001, and the rent currently payable under the Lease is $61,542.00 per month (excluding "Additional Rent" costs under the Lease).

g. Assignee shall have the right to exercise all extension options under the Lease so long as Assignee is not at the time of such exercise in material default under the Lease.

h. Lessor has not placed nor is Lessor otherwise aware of any liens or other charges against title to the premises which could result in a termination of the Lease or limit the ability of the Assignee to use the Premises for Assignee's Intended Purpose.

i. From and after the Effective Date, the name and address of the Tenant for notice purposes under Section 26 of the Lease shall be as follows:

                              Novadigm, Inc.
                              One International Boulevard
                              Mahwah, New Jersey 07495
                              Phone: (201) 512-1000
                              Fax:   (201) 512-1001


                           [signatures on next page]

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      IN WITNESS WHEREOF, Lessor, Assignor and Assignee have executed this
Acknowledgment and Consent to be effective as of the Effective Date.

"LESSOR"

Crossroads Developers Associates, LLC

By: /s/ ZIGGI WILF
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Its: Managing Member
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and

By:
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Its:
    ----------------------------------


"ASSIGNEE"                                  "ASSIGNOR"

Novadigm, Inc.                              Malcolm Pirnie, Inc.

By: /s/ THOMAS V. HARMON                    By: /s/ WILLIAM P. KRACKEL
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Its: Vice President -- Product Services     Its: Vice President
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